Exhibit 3.2

Adopted Effective as of November 1, 2019

AMENDED AND RESTATED BYLAWS

OF

THERMOGENESIS HOLDINGS, INC.

ARTICLE I – OFFICES

SECTION 1 - REGISTERED OFFICE

The registered office of ThermoGenesis Holdings, Inc. (hereinafter called the “Corporation”) in the State of Delaware shall be in the City of Dover, County of Kent, and the name of the registered agent in charge thereof shall be the Company Corporation, 2711 Centerville Road, Suite 400, Wilmington, New Castle, Delaware 19808, or as the board may otherwise decide from time to time.

SECTION 2 - PRINCIPAL OFFICE

The principal office for the transaction of the business of the Corporation is hereby fixed and located at 2711 Citrus Road, Rancho Cordova, California 95742.

The board of directors is hereby granted full power and authority to change said principal office from one location to another.

SECTION 3 - OTHER OFFICES

The Corporation may also have an office or offices at such other place or places, either within or outside of the State of Delaware, as the board may from time to time determine or as the business of the Corporation may require. Branch or subordinate offices may at any time be established by the board of directors at any place or places where the Corporation is qualified to do business.

ARTICLE II - MEETINGS OF SHAREHOLDERS

SECTION 1 - PLACE OF MEETINGS

All annual and all other meetings of shareholders shall be held at the location designated by the board of directors pursuant to a resolution or as set forth in a notice of the meeting, within or outside the state of Delaware. If no such location is set forth in a resolution or in the notice of the meeting, the meeting shall be held at the principal office of the Corporation.

SECTION 2 - ANNUAL MEETINGS

The annual meetings of shareholders shall be held on a date and time as may be fixed by the board of directors. At such meetings, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days, nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business of the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (iii) the class and number of the shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at any annual meeting, except in accordance with the procedures set forth in this Section 2. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 3 - SPECIAL MEETINGS

Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time only by the board of directors.

SECTION 4 - NOTICE OF SHAREHOLDERS’ MEETINGS

Except as otherwise provided by law, notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to shareholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware) by the shareholder to whom the notice is given. The notices of all meetings shall state the place, date and time of the meeting and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the General Corporation Law of the State of Delaware.

SECTION 5 - MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

Notice of any shareholders’ meeting shall be given in writing and either delivered personally or by first-class mail by, telegraph, facsimile or other form of written communication, charges prepaid, sent to each shareholder at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation’s books or has been so given, notice shall be deemed to have been given if sent to that shareholder by first-class mail, by telegraph, facsimile or other written communication to the principal office of the Corporation, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, delivered to a common carrier for transmission to the recipient, or actually transmitted by facsimile or other electronic means to the recipient by the person giving the notice, or sent by other means of written communication.

Whenever notice is required to be given to any shareholder to whom (i) notice of two consecutive annual meetings, and all notice of meetings to such person between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by First Class Mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.

An affidavit of the mailing or other means of giving any notice of any shareholders’ meeting may be executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving the notice, and filed and maintained in the minute book of the Corporation.

SECTION 6 - ADJOURNED MEETINGS AND NOTICE THEREOF

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting, except in the case of the withdrawal of a shareholder from a quorum as provided in Section 9 of this Article II.

When any shareholders’ meeting, either annual or special, is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. The board of directors may fix a new record date for the adjourned meeting. If the meeting is adjourned for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meetings, the Corporation may transact any business that might have been transacted at the regular meeting.

SECTION 7 - VOTING AT MEETINGS OF SHAREHOLDERS

The shareholders entitled to vote at any meeting of the shareholders shall be determined in accordance with the provisions of Section 8 of this Article II.

Each shareholder shall, at each meeting of the shareholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation on the date fixed pursuant to Section 8 of these bylaws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting, or if no such record date shall have been so fixed, then on the dates set forth in Section 8.

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote, nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two (2) or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

Any such voting rights may be exercised by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date, unless said proxy shall provide for a longer period. The attendance at any meeting of a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same, unless he shall in writing so notify the Secretary of the meeting prior to the voting of the proxy. At any meeting of the shareholders all matters, except as otherwise provided in the Certificate of Incorporation, in these bylaws or by law, shall be decided by the vote of a majority in voting interest of the shareholders present in person or by proxy and voting thereat and thereon, a quorum being present.

The vote at any meeting of the shareholders on any question need not be by written ballot, unless so directed by the Chairman of the meeting; provided, however, that any election of directors at any meeting must be conducted by written ballot. On a vote by ballot each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

SECTION 8 - RECORD DATE FOR SHAREHOLDER NOTICE

For purposes of determining the shareholders entitled to notice of any meeting or to vote, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days or less than ten (10) days before the date of any such meeting, and in this event only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Delaware General Corporation Law. If the board of directors does not so fix a record date, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

For purposes of determining a record date with respect to a dividend, distribution, allotment of any rights or to determine the shareholders entitled to exercise any right with respect to any change, conversion or exchange of stock, or for any other lawful action, the board of directors may fix a record date subsequent to the date upon which the resolution fixing the date is adopted, and which date is not more than sixty (60) days prior to the action for which a record date is being established. In the event no record date is fixed, the record date for determining shareholders for any such purpose is deemed to be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting.

SECTION 9 - QUORUM

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum of the shareholders for the transaction of business at any meeting of the shareholders or any adjournment thereof.

The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum and by any greater number of shares otherwise required to take such action by applicable law or in the certificate of incorporation. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by vote of a majority of the shares represented in person or by proxy, or, in the absence therefrom, any officer entitled to preside at, or to act as Secretary of, such meeting, but no business may be transacted, except as hereinabove provided.

SECTION 10 - WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or the Certificate of Incorporation or bylaws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Attendance by a person at a meeting shall constitute a waiver of notice of that meeting, except when the person objects to the Secretary, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting, but not so included, if that objection is expressly made at the meeting.

SECTION 11 – SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT MEETING

Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If the action taken without a meeting is approved by less than unanimous written consent, prompt notice of such action shall be given to those stockholders who have not consented in writing.

If the Corporation has equity securities listed on the American Stock Exchange, in accordance with the procedures contained in the American Stock Exchange policies and rules, any corporate action to be taken by written consent shall not be effective until, and the stockholders of the Corporation shall be able to give or revoke written consents for, at least twenty (20) days from the date of the commencement of a solicitation (as such term is defined in Rule 14a-1(1) promulgated under the Securities Exchange Act of 1934, as amended) of consents, other than corporate action by written consent taken pursuant to solicitations of not more than ten (10) persons. For purposes of this Section of this Article II, a consent solicitation shall be deemed to have commenced when a proxy statement or information statement containing the information required by law is first furnished to the Corporation’s stockholders.

Consents to corporate action shall be valid for a maximum of sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law. Consents may be revoked by written notice (i) to the Corporation, (ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the “Soliciting Stockholders”), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

Notwithstanding the foregoing, if independent counsel to the Corporation delivers to the Corporation a written opinion stating, or a court of competent jurisdiction determines, that this Section of this Article II, or any portion thereof, is illegal with respect to any corporate action to be taken by written consent for which a consent has theretofore been delivered to the Corporation, in the manner provided in Section 228(c) of the Delaware General Corporation Law, whether prior or subsequent to the date of the adoption of this Section of this Article II, then this Section of this Article II, or such portion thereof, as the case may be, shall after the date of such delivery of such opinion or such determination be null and void and of no effect with respect to any other corporate action to be taken by written consent.

SECTION 12 - PROXIES

A shareholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accompanied by the shareholder or his authorized officer, director, employee or agent signing such writing or causing his signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature. A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegram, cablegram or other electronic transmission is valid, the inspectors, or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect, unless (i) revoked by the person executing it by a writing delivered to the Corporation prior to the meeting stating that the proxy is revoked, or if in attendance at the meeting, by a writing delivered to the Secretary of the meeting prior to the voting of the proxy, or by a subsequent proxy executed by the same person and delivered to the Corporation prior to the meeting or to the Secretary of the meeting prior to the voting of the proxy, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as levy as, it is coupled with an interest sufficient in law to support an irrevocable power.

SECTION 13 - VOTING PROCEDURES AND INSPECTORS OF ELECTION FOR CERTAIN CORPORATIONS

If the Corporation is listed on a national securities exchange, is authorized for quotation on an inter-dealer quotation system or has shares held of record by more than 2,000 shareholders the following provisions shall apply:

(a)     The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before

(b)     entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(c)     The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(d)     The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocation thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls, unless the Delaware Court of Chancery upon application by a shareholder shall determine otherwise.

(e)     In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with §212(c)(2) of the General Corporation Law of the State of Delaware, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

SECTION 14 - LIST OF SHAREHOLDERS

The Secretary shall prepare, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE III - DIRECTORS

SECTION 1 - POWERS

Subject to limitations of the Certificate of Incorporation, or the bylaws, and of the Delaware General Corporation Law as to action which shall be authorized or approved by the shareholders, by the outstanding shares or by a less than majority vote of a class or series of preferred shares, and subject to the duties of directors as prescribed by the bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the board of directors. The board of directors may elect a Chairman of the Board from among the members of the board of directors.

SECTION 2 - NUMBER OF DIRECTORS

The number of directors of the Corporation which shall constitute the whole board of directors shall be as the board shall from time to time fix by resolution. Directors need not be shareholders. Each of the directors of the Corporation shall hold office until his successor shall have been duly qualified or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3 - ELECTION AND TERM OF OFFICE

At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including any director elected to fill appointed to fill an interim vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Only persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal office of the Corporation not less than sixty (60) days, nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such persons’ written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation, unless nominated in accordance with the procedures set forth in this Section 3. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 4 - VACANCIES

Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next election of the class for which such director shall have been chosen until he shall resign or shall have been removed in the manner hereinafter provided.

A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director or if the authorized number of directors be increased or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

SECTION 5 - REMOVAL OF DIRECTORS

Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as may otherwise be required by the Delaware General Corporation Law.

SECTION 6 - RESIGNATION OF DIRECTOR

Any director may resign effective upon giving written notice to the Corporation (to a board member or to every board member), unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future date, a successor may be elected to take office when the resignation becomes effective.

SECTION 7 - PLACE OF MEETING

Regular meetings of the board of directors shall be held at any place within or outside the State of Delaware which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, regular meetings shall be held at the principal office of the Corporation. Special meetings of the board may be held either at a place so designated or at the principal office. Members of the board may participate in a meeting through use of a conference telephone or similar communication equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting by means of the above-described procedure shall constitute presence in person at such meeting.

SECTION 8 - ANNUAL MEETING

Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.

SECTION 9 - SPECIAL MEETINGS

Special meetings of the board of directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any two (2) directors.

Written notice of the date, time and place of special meetings shall be delivered personally to each director or sent to each director by first-class mail, by telegraph, facsimile or by other form of written communication, charges prepaid, addressed to him at his address as it appears upon the records of the Corporation or, if it is not so shown or is not readily ascertainable, at the place in which the meetings of directors are regularly held. The notice need not state the purpose of the meeting. In case such notice is mailed, it shall be deposited in the United States mail in the place in which the principal office of the Corporation is located at least five (5) days prior to the time of the meeting. In case such notice is delivered personally, transmitted by facsimile or other electronic means or telegraphed, it shall be so delivered or deposited with the telegraph company or electronically transmitted at least forty-eight (48) hours prior to the time of the meeting. Such mailing, delivery, telegraphing or transmitting, as above provided, shall be due, legal and personal notice to such director.

SECTION 10 - ADJOURNMENT

A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place.

SECTION 11 - NOTICE OF ADJOURNMENT

If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

SECTION 12 - WAIVER OF NOTICE

The transactions at any meeting of the board of directors, however called and noticed, or wherever held, shall be as valid as though such transactions had occurred at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of or consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. The waiver of notice need not state the purpose for which the meeting is or was held.

SECTION 13 - QUORUM AND VOTING

A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinabove provided. Every act or decision done or made by a majority of the directors at a meeting duly held at which a quorum is present shall be regarded as an act of the board of directors, unless a greater number be required by law or by the Certificate of Incorporation. However, a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 14 - FEES AND COMPENSATION

Directors shall not receive any stated salary for their services as directors, but, by resolution of the board, a fixed fee, with or without expenses of attendance, may be allowed to directors not receiving monthly compensation for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent, employee or otherwise, from receiving compensation therefor.

SECTION 15 - ACTION WITHOUT MEETING

Any action required or permitted to be taken by the board of directors under the Delaware General Corporation Law may be taken without a meeting if all members of the board individually or collectively consent in writing to such action. Such consent or consents shall be filed with the minutes of the meetings of the board.

SECTION 16 - COMMITTEES OF DIRECTORS

The board may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the board, and except as otherwise limited by law, shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the board at the next regular meeting of the board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in the place of any such absent or disqualified member.

ARTICLE IV - OFFICERS

SECTION 1 - OFFICERS

The officers of the Corporation shall be chosen by the board of directors and shall be a Chief Executive Officer and/or a President, and a Secretary and Chief Financial Officer (Treasurer). The board of directors may also choose a Chairman of the Board, a Chief Operating Officer, one or more Vice-Presidents, one or more Executive or Senior Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers and such other officers with such titles and duties as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

SECTION 2 - ELECTION

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve or his successor shall be elected and qualified.

SECTION 3 - SUBORDINATE OFFICERS

The board of directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

SECTION 4 - REMOVAL AND RESIGNATION

Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the board of directors or to the Chief Executive Officer, President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5 - VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

SECTION 6 - CHAIRMAN OF THE BOARD

The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors and shareholders and exercise and perform all such other powers and duties as may from time to time be assigned to him by the board of directors or prescribed by the bylaws.

SECTION 7 - CHIEF EXECUTIVE OFFICER

The Chief Executive Officer, if there shall be such an officer, shall be the chief executive of the Corporation, shall preside at all meetings of the shareholders and the board of directors in the absence of a Chairman of the Board, and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except when required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

SECTION 8 - PRESIDENT

In the event a Chief Executive Officer is not elected, or in the event that the Chief Executive Officer elected by the board of directors is unable to act, or refuses to act, the President, if there shall be such an officer, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

SECTION 9 - VICE-PRESIDENTS

In the absence or disability of the President and the Chief Executive Officer, the Executive Vice President or Vice Presidents in order of their rank as fixed by the board of directors or, if not ranked, the Executive Vice President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President and Chief Executive Officer. Each Vice President shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the board of directors or the bylaws, and the President or the Chief Executive Officer.

SECTION 10 - SECRETARY

The Secretary shall keep, or cause to be kept, at the principal office of the Corporation, or such other place as the board of directors may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meeting and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent, a share register or a duplicate share register showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and the date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, shall keep the seal of the Corporation in safe custody and shall have such other powers and shall perform such other duties as from time to time may be prescribed by the board of directors, the bylaws, or the President or Chief Executive Officer.

SECTION 11 - ASSISTANT SECRETARIES

In the absence or disability of the Secretary, the Assistant secretaries in order of their rank as fixed by the board of directors or, if not ranked, the Assistant Secretary designated by the board of directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Each Assistant Secretary shall have such other powers and shall perform such other duties as from time to time may be prescribed by the board of directors or the bylaws.

SECTION 12 - CHIEF FINANCIAL OFFICER (TREASURER)

The Chief Financial Officer shall be the Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the board of directors. He shall be responsible for the proper disbursement of the funds of the Corporation as may be ordered by the board of directors or the President or Chief Executive Officer and shall render to the President or board of directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall prepare a proper annual budget of income and expenses for each calendar year, revised quarterly, for approval of or revision by the board of directors and shall be responsible for the handling of finances in connection therewith. He shall have such other powers and shall perform such other duties as may be prescribed by the board of directors and the President or Chief Executive Officer. He shall see that all officers signing checks are bonded in such amounts as may be fixed from time to time by the board of directors.

SECTION 13 - ASSISTANT FINANCIAL OFFICERS

In the absence of or disability of the Treasurer, the assistant financial officers in order of their rank or, if not ranked, the assistant financial officer designated by the board of directors shall perform all the duties of the Treasurer and, when so acting, shall have the powers of and be subject to all the restrictions upon the Treasurer. Each assistant financial officer shall have such other powers and perform such other duties as from time to time may be prescribed for him by the board of directors or the bylaws and the President or Chief Executive Officer.

SECTION 14 - SALARIES

Salaries of officers and other shareholders employed by the Corporation shall be fixed periodically by the board of directors or established under agreement with the officers or shareholders approved by the board of directors. No officer shall be prevented from receiving this salary because he is also a director of the Corporation.

ARTICLE V - SHARES OF STOCK

SECTION 1 - SHARE CERTIFICATES

The certificates of shares of the capital stock of the Corporation shall be in such form consistent with the articles of incorporation and the laws of the State of Delaware as shall be approved by the board of directors. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any of these shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All such certificates shall be signed by the Chairman of the Board or Chief Executive Officer or the President or a Vice-President, and by the Chief Financial Officer or an assistant financial officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be by facsimile.

SECTION 2 - TRANSFER OF SHARES

Subject to the provisions of law, upon the surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 3 - LOST OR DESTROYED CERTIFICATE

The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate therefor, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, upon approval of the board of directors. The board may, in its discretion, as a condition to authorizing the issue of such new certificate, require the owner of the lost or destroyed certificate, or his legal representative, to make proof satisfactory to the board of directors of the loss or destruction thereof and to give the Corporation a bond or other security, in such amount and with such surety or sureties as the board of directors may determine, as indemnity against any claim that may be made against the Corporation on account of any such certificate so alleged to have been lost or destroyed.

ARTICLE VI - INDEMNIFICATION

SECTION 1 - INDEMNITY OF OFFICERS, DIRECTORS, EMPLOYEES AND OTHER AGENTS

The Corporation shall, to the maximum extent permitted by the Delaware General Corporation Law, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the Corporation and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. Any agreement of or advancement of expenses to any agent may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth in these bylaws, but only to the extent permitted by law. For purposes of this Article, an “agent” of the Corporation includes any person who is or was a director, officer, employee or other agent of the Corporation; or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

SECTION 2 - INSURANCE

Upon resolution passed by the board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article or applicable law.

SECTION 3 - NON-EXCLUSIVITY

The right of indemnity and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Any agreement for indemnification of or advancement of expenses to any director, officer, employee or other person may provide rights of indemnification or advancement of expenses which are broader or otherwise different from those set forth herein.

ARTICLE VII - RECORDS AND REPORTS

SECTION 1 - MAINTENANCE AND SHAREHOLDER INSPECTION OF CORPORATE AND SHAREHOLDER RECORDS

The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The Corporation’s stock ledger, a list of its shareholders, and its other books and records shall be open to inspection and to make copies or extracts therefrom, upon the written demand of any shareholder of record or holder of a voting trust certificate, under oath stating the purpose thereof at any reasonable time during usual business hours. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. If the inspection is made by an agent or attorney, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder at its principal office. Where the shareholder seeks to inspect the Corporation’s books and records other than its stock ledger or list of shareholders, he shall first establish that (1) he has complied with this section respecting the form and manner of making demand for inspection of such documents, and (2) that the inspection he seeks is for a proper purpose. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

SECTION 2 - INSPECTION BY DIRECTORS

Any director shall have the right to examine during usual business hours, the Corporation’s stock ledger, a list of its shareholders and its other books and records for a purpose reasonably related to his position as a director.

ARTICLE VIII - GENERAL PROVISIONS

SECTION 1 - DIVIDENDS

Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 2 - RESERVES

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the board of directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3 - ANNUAL STATEMENT

The board of directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

ARTICLE IX - MISCELLANEOUS

SECTION 1 - CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the board of directors.

SECTION 2 - CONTRACTS, ETC., HOW EXECUTED

The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances; and, unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

SECTION 3 - REPRESENTATION OF SHARES OF OTHER CORPORATIONS

The President or Chief Executive Officer or, in the event of their absence or inability to serve, any Vice-President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent and exercise, on behalf of this Corporation, all rights incidental to any and all shares of any other corporation standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

SECTION 4 - FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative venue, the Court of Chancery, State of Delaware, shall be the sole and exclusive venue for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the bylaws of the corporation or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery, State of Delaware, having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

ARTICLE X - AMENDMENTS OF BYLAWS

SECTION 1 - AMENDMENT BY SHAREHOLDERS

New bylaws may be adopted or these bylaws may be amended or repealed by the vote of the shareholders entitled to exercise a majority of the voting power of the Corporation, except as otherwise provided by these bylaws or the certificate of incorporation.

SECTION 2 - AMENDMENT BY DIRECTORS

Subject to the rights of the shareholders as provided in Section 1 of this Article X, bylaws may be adopted, amended, or repealed by the board of directors if such power is conferred upon the directors in the Certificate of Incorporation.

ARTICLE XI - CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe from time to time by resolution.

ARTICLE XII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change by the Board of Directors, consistent with applicable provisions of the law.

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